                                                                   EXHIBIT 99.p1
[american century logo and text logo]

          American Century Investments
          WORKING WITH INTEGRITY...

CODE OF ETHICS
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Defined terms are in BOLD ITALICS. Frequently used terms are defined in Appendix 1.
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I.   PURPOSE OF CODE.

     The Code of Ethics was developed to guide the personal investment activities of American Century employees, officers and directors, including
     MEMBERS OF THEIR IMMEDIATE FAMILY. In doing so, it is intended to aid in the elimination and detection of personal securities transactions by
     American Century personnel that might be viewed as fraudulent or might conflict with the interests of our client portfolios. Primary among such transactions are the misuse for personal benefit of client trading information (so-called "front-running"), the misappropriation of investment opportunities that may be appropriate for investment by client portfolios, and excessive personal trading that may affect our ability to provide services to our clients.

     The Directors of American Century's registered investment companies (our
     "Fund Clients"(1)) who are not "interested persons" (the "Independent
     Directors") are covered under a separate Code applicable only to them.

     Violations of this Code must be promptly reported to the Chief Compliance
     Officer.

II.  WHY DO WE HAVE A CODE OF ETHICS?

     A.   INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY.

          As an investment adviser, American Century is entrusted with the assets of our clients for investment purposes. American Century's fiduciary responsibility to place the interests of our clients before our own and to avoid even the appearance of a conflict of interest extends to all American Century employees. Persons subject to this
          Code must adhere to this general principle as well as comply with the
          Code's specific provisions. This is how we earn and keep our clients'
          trust. To protect this trust, we will hold ourselves to the highest ethical standards.

     B.   AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS.

          Management believes that American Century's own mutual funds and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market. We encourage American Century employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

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1 See Schedule A for a listing of all of our Fund Clients.

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          American Century employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this
          Code of Ethics. This Code of Ethics requires preclearance of all such transactions by Access, Investment, and Portfolio Persons, places further limitations on personal investments by Investment and
          Portfolio Persons, and requires transaction reporting by all employees.

     C.   FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS.

          The Investment Company Act of 1940 and the Investment Advisers Act of
          1940 require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position. These safeguards are embodied in this Code of
          Ethics.(2)

III. DOES THE CODE OF ETHICS APPLY TO YOU?

     YES! All American Century employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different requirements for different categories of employees. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category.
     The range of categories is as follows:

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FEWEST RESTRICTIONS  ----------------------------------------›  MOST RESTRICTIONS
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NON-ACCESS PERSON     ACCESS PERSON     INVESTMENT PERSON     PORTFOLIO PERSON
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     The standard profile for each of the categories is described below:

     A.   PORTFOLIO PERSONS.

          Portfolio Persons include portfolio managers (equity or fixed income)
          and any other Investment Persons (as defined below) with authority to enter purchase/sale orders on behalf of the funds.

     B.   INVESTMENT PERSONS.

          Investment Persons include

          » Any SUPERVISED PERSONS that have access to nonpublic information regarding any client portfolio's securities trading, securities recommendations, or portfolio holdings or is involved in making securities recommendations that are nonpublic; and

          » Any officers and directors of an INVESTMENT ADVISER.

          Such persons include but are not limited to investment analysts, equity traders, research and financial analyst personnel.

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2  Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.

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     C.   ACCESS PERSONS.

          Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current recommendations with respect to the purchase or sale of securities or real-time trading information concerning client portfolios. Examples include:

          »   Persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. certain investment accounting personnel);

          »   Persons whose function requires them to evaluate trading activity on a real time basis (e.g. attorneys, accountants, portfolio compliance personnel);

          »   Persons who assist in the design, implementation, and maintenance of investment management technology systems (e.g. certain I/T personnel);

          »   Support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties; and

          »   An officer or "interested" director of our Fund Clients.

          Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access is not sufficient to qualify you as an Access Person.

     D.   NON-ACCESS PERSONS.

          If you are an officer, director, employee or contractor of American
          Century and you do not fit into any of the above categories, you are a
          Non-Access Person. While your trading is not subject to preclearance and other restrictions applicable to Portfolio, Investment, and Access
          Persons, you are still subject to the remaining provisions of the Code and are required to report to American Century certain information regarding your brokerage accounts and accounts invested in REPORTABLE
          MUTUAL FUNDS.(3)

IV.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.   PRINCIPLES OF PERSONAL INVESTING.

          In keeping with applicable law and our high ethical standards, management of client portfolios should never be subordinated to personal gain or advantage. American Century employees, officers and directors may not misuse nonpublic information about client security holdings or portfolio transactions made or contemplated for a client for personal benefit or to cause others to benefit. Likewise, you may not cause a client portfolio to take action, or fail to take action, for personal benefit rather than the benefit of the client.

          In addition, investment opportunities appropriate for the funds should not be retained for personal benefit. Investment opportunities arising as a result of American Century

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3  See Reporting Requirements for details on required reporting.

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          investment management activities must first be considered for inclusion in our client portfolios.

          In undertaking their personal securities transactions, all American
          Century employees, officers, and directors must comply with the
          FEDERAL SECURITIES LAWS and other governmental rules and regulations.

     B.   PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS.
          [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

          Preclearance of personal securities transactions allows American
          Century to prevent certain trades that may conflict with client trading activities. The nature of securities markets makes it impossible for us to perfectly predict those conflicts. As a consequence, even trades that are precleared can result in potential conflicts between your trades and those effected for clients. You are responsible for avoiding such conflicts with any client portfolios for which you make investment recommendations. You have an obligation to
          American Century and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.

          All PORTFOLIO, INVESTMENT, AND ACCESS PERSONS must comply with the following preclearance procedures prior to entering into (i) the purchase or sale of a SECURITY for your own account or (ii) the purchase or sale of a SECURITY for an account for which you are a
          BENEFICIAL OWNER(3):

          1.   Is the SECURITY a "Code-Exempt Security"?

               Check Appendix 3 to see if the SECURITY is listed as a
               CODE-EXEMPT SECURITY. If it is, then you may execute the
               transaction. Otherwise, proceed to the next step.

          2.   Preclear the transaction with the Legal Department's Compliance
               Group.(4)

               There are two ways to do this:

               a.   Use the "PTRA" routine in the CICS system and enter your
                    request at the Personal Trade System screen.

               b.   If you do not have access to "PTRA," e-mail your request to
                    "LG-PERSONAL SECURITY TRADES" (or
                    "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM," if
                    sending from outside American Century's Lotus Notes system), and provide the following information:

                    » Issuer name;

                    » Ticker symbol or CUSIP number;

                    » Type of security (stock, bond, note, etc.);

                    » Number of shares;

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3  See Appendix 2 for an explanation of beneficial ownership.

4  If you are the Chief Investment Officer of an INVESMENT ADVISER, you must receive your preclearance from the General Counsel or his or her designee.

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                    » Maximum expected dollar amount of proposed
                      transaction; and

                    » Nature of transaction (purchase or sale).

          3.   Use the "PTRB" routine in the CICS system to view the status of your trade requests.

          4.   If you receive PRECLEARANCE for the transaction,(5) you have five
               (5) business days to execute your transaction. If you do not execute your transaction within five (5) business days, you must repeat the preclearance procedure prior to undertaking the transaction.

     American Century reserves the right to restrict the purchase and sale by
     Portfolio, Investment, and Access Persons of any security at any time. Such restrictions are imposed through the use of a Restricted List that will cause the Code of Ethics system to deny the approval of preclearance to transact in the security. Securities may be restricted for a variety of reasons including, without limitation, the possession of material nonpublic information by American Century or its employees.

     C.   ADDITIONAL TRADING RESTRICTIONS
          [INVESTMENT AND PORTFOLIO PERSONS]

          The following additional trading restrictions apply if you are an
          Investment or Portfolio Person:

          1.   Initial Public Offerings.

               You may not acquire SECURITIES issued in an INITIAL PUBLIC
               OFFERING.

          2.   Private Placements.

               Before you acquire any SECURITIES in a PRIVATE PLACEMENT, you must obtain approval from the Chief Investment Officer. Request for preclearance can be submitted by entering your request in
               PTRA and accessing the Private Placement screen (PF9 after your initials are entered) or by sending your request to "LG-PERSONAL
               SECURITY TRADES." You may not participate in any consideration of an investment in securities of the private placement issuer for any client portfolios while your preclearance is pending or during any period that you own, or are a BENEFICIAL OWNER of, the privately-placed security.

          3.   Short-Term Trading Profits.

               You may not profit from any purchase and sale, or sale and purchase, of the same (or equivalent)securities other than
               CODE-EXEMPT SECURITIES within sixty (60) calendar days.

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5  See Appendix 4 for a description of the preclearance process.

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     D.   SEVEN-DAY BLACKOUT PERIOD
          [PORTFOLIO PERSONS]

          If you are a Portfolio Person, you may also not purchase or sell a
          SECURITY other than a CODE EXEMPT SECURITY within seven (7) calendar days before and after it has been traded as a part of a client portfolio that you manage.

     E.   TRADING ON INSIDE INFORMATION
          [ALL EMPLOYEES]

          As you are aware, federal law prohibits you from trading based on material nonpublic information received from any source or communicating this information to others. This includes any confidential information that may be obtained by American Century employees regarding the advisability of purchasing or selling specific
          SECURITIES on behalf of clients. You are expected to abide by the highest ethical and legal standards in conducting your personal investment activities. For more information regarding what to do when you believe you are in possession of material nonpublic information, please consult American Century's INSIDER TRADING POLICY.

     F.   TRADING IN AMERICAN CENTURY MUTUAL FUNDS
          [ALL EMPLOYEES]

          Excessive, short-term trading of American Century client portfolios and other abusive trading practices (such as time zone arbitrage) may disrupt portfolio management strategies and harm fund performance.
          These practices can cause funds to maintain higher-than-normal cash balances and incur increased trading costs. Short-term and other abusive trading strategies can also cause unjust dilution of shareholder value if such trading is based on information not accurately reflected in the price of the fund.

          You may not engage in short-term trading or other abusive trading strategies with respect to any American Century client portfolio. For purposes of this Code, American Century client portfolios include any mutual fund, variable annuity, institutional, or other account advised or subadvised by American Century.(6)

          FIVE-DAY HOLDING PERIOD. You will be deemed to have engaged in short-term trading if you have purchased shares or otherwise invested in a variable-priced (i.e., non-money market) American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and redeem shares or otherwise withdraw assets from that portfolio within five (5) business days. In other words, if you make an investment in an American Century fund, you may not redeem shares from that fund before the completion of the fifth (5th)
          business day following the purchase date.

          LIMITED TRADING WITHIN 30 DAYS. We realize that abusive trading is not limited to a 5-day window. As a result, persons subject to this Code of Ethics are also limited to having not more than two (2) instances during any 12-month period of purchasing shares or otherwise investing in any variable-priced American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and

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6  See Schedule A for a list of Fund Clients. See Schedule B for a list of
   SUBADVISED FUNDS.

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          redeeming shares or otherwise withdrawing assets from that portfolio within 30 calendar days. In other words, persons subject to this Code are limited during any 12-month period to not more than two (2) round trips (i.e., a purchase and sale) in all American Century funds within
          30 calendar days.

          One round trip within 30 calendar days will subject that trade to scrutiny to determine whether the trade was abusive. Two round trips will receive additional scrutiny. Three or more round trips will be considered a violation.

          TRANSACTIONS SUBJECT TO LIMITATIONS. These trading restrictions are applicable to any account for which you have the authority to direct trades or of which you are a BENEFICIAL OWNER. Automatic investments such as AMIs, dividend reinvestments, employer plan contributions, and payroll deductions are not considered transactions for purposes of commencing the 5- and 30-day holding requirements. Check writing redemptions in a variable-priced fund will not be considered redemptions for purposes of these requirements.

          INFORMATION TO BE PROVIDED. To aid in the monitoring of these restrictions, you are required to provide certain information regarding mutual fund accounts beneficially owned by you. See the
          Reporting Requirements for your applicable Code of Ethics
          classification.

V.   REPORTING REQUIREMENTS.

     You are required to file complete, accurate, and timely reports of all required information under this Code. All such information is subject to review for indications of abusive trading, misappropriation of information, or failure to adhere to the requirements of the Code of Ethics.

     A.   REPORTING REQUIREMENTS APPLICABLE TO ALL EMPLOYEES

          1.   Code Acknowledgement

               Upon employment, any amendment of the Code, and not less than annually thereafter, you will be required to acknowledge that you have received, read, and will comply with this Code. Non-Access persons will receive an e-mail requesting such information.
               Access, Investment, and Portfolio Persons are required to provide this information and acknowledgement as a part of their Initial and Annual Holdings Reports and will receive an e-mail requesting such information upon any amendment of the Code.

          2.   Reporting of Mutual Fund Accounts

               a.   Direct Accounts/American Century Retirement Plans

                    No transaction reporting is necessary for mutual fund
                    accounts held directly through American Century under your social security number or for American Century retirement
                    plans. Trading in such accounts will be monitored based on information contained on our transfer agency system.
                    Investment and Portfolio Persons must include holdings in
                    these accounts on their Initial and Annual Holdings Reports.

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               b.   Beneficially Owned Direct Accounts

                    You must report the following information for mutual fund
                    accounts in which you have a BENEFICIAL OWNERSHIP interest held directly through American Century under a taxpayer
                    identification or social security number other than your own
                    (so-called "BENEFICIALLY OWNED DIRECT ACCOUNTS"):

                    »  Account number; and

                    »  Name(s) of record owner(s) of the account.

                    Transaction reporting will not be required on such accounts as trading will be monitored based on information contained on our transfer agency system.

               c.   Certain Third-Party Accounts

                    Certain third-party accounts in which you have a BENEFICIAL
                    OWNERSHIP interest in REPORTABLE MUTUAL FUNDS must be
                    reported. These "REPORTABLE THIRD-PARTY ACCOUNTS" include
                    any (i) accounts in which you own or BENEFICIALLY OWN any
                    SUBADVISED FUND (see Schedule B of this Code for a list of
                    SUBADVISED FUNDS); and (ii) non-American Century retirement plan, unit investment trust, variable annuity, or similar
                    accounts in which you own or BENEFICIALLY OWN REPORTABLE
                    MUTUAL FUNDS. The following information must be reported for such accounts:

                    »  Name of the financial institution where held;

                    »  Account number; and

                    »  Name(s) of the record owner(s) of the account.

                    In addition, you must provide either account statements or confirmations of trading activity in such REPORTABLE
                    THIRD-PARTY ACCOUNTS to the Code of Ethics Manager within 30 calendar days of the end of each calendar quarter. Such
                    statements or confirmations must include all trading
                    activity in such accounts during the preceding calendar
                    quarter.

          3.   Duplicate Confirmations

               You are required to instruct your broker-dealer to send duplicate confirmations of all transactions in reportable brokerage
               accounts to:

               Attention: Compliance
               P.O. Box 410141
               Kansas City, MO 64141-0141

               "REPORTABLE BROKERAGE ACCOUNTS" include both brokerage accounts maintained by you and brokerage accounts maintained by a person whose trades you must report because you are a BENEFICIAL OWNER.

     B.   ADDITIONAL REPORTING REQUIREMENTS FOR ACCESS, INVESTMENT, AND
          PORTFOLIO PERSONS

          1.   Initial Holdings Report

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               Within ten (10) calendar days of becoming an Access, Investment, or Portfolio Person, you must submit an Initial Holdings Report.
               The information submitted must be current as of a date no more than 45 calendar days before the report is filed and include the following:

               »  A list of all SECURITIES, other than certain CODE-EXEMPT
                  SECURITIES(7), that you own or in which you have a BENEFICIAL
                  OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

               »  Investment and Portfolio Persons must also provide a list of all
                  REPORTABLE MUTUAL FUND holdings owned or in which they have a
                  BENEFICIAL OWNERSHIP interest. This list must include investments held directly through American Century, investments in any
                  SUBADVISED FUND, holdings in a REPORTABLE BROKERAGE ACCOUNT, and holdings in non-American Century retirement plans, unit
                  investment trusts, variable annuity, or similar accounts.

          2.   Quarterly Transactions Report

               Within thirty (30) calendar days of the end of each calendar quarter, all Portfolio, Investment and Access persons must submit a Quarterly Transactions Report. These persons will be reminded by electronic mail of the dates and requirements for filing the report. This reminder will contain a link to a database that will generate a report of the transactions for which we have received duplicate trade confirmations during the quarter. It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.

               a.   The Quarterly Transactions Report must contain the following information about each personal securities transaction
                    undertaken during the quarter other than those in certain
                    CODE EXEMPT SECURITIES:

                    »  The date of the transaction, the security description and number of shares or the principal amount of each SECURITY
                       involved;

                    »  The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

                    »  The transaction price; and

                    »  The name of the bank, broker, or dealer through whom the transaction was executed.

               In addition, information regarding your reportable brokerage and other accounts should be verified at this time.

               b.   Investment and Portfolio Persons are also required to report transactions in REPORTABLE MUTUAL FUNDS. The Quarterly
                    Transactions Report for such persons must contain the
                    following information about each transaction during the
                    quarter:

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7  See Appendix 3 for a listing of CODE-EXEMPT SECURITIES that must be reported.

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                    »  The date of the transaction, the fund description and number of shares or units of each TRADE involved;

                    »  The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

                    »  The transaction price; and

                    »  The name of the bank, broker, or dealer, retirement plan or unit investment trust through whom the transaction was
                       executed.

               c.   Investment and Portfolio Persons do not need to include
                    certain REPORTABLE MUTUAL FUND transactions on their
                    Quarterly Transaction Report where the information relating to such transactions is maintained by American Century, has been concurrently provided, or such transactions are
                    pursuant to an AUTOMATIC INVESTMENT PLAN. Transactions that do not need to be reported include:

                    »  Reinvested dividends;

                    »  Transactions in your American Century retirement plan
                       accounts;

                    »  Transactions in mutual fund accounts held directly through
                       American Century under your social security number;

                    »  Transactions in BENEFICIALLY OWNED DIRECT ACCOUNTS if such account has been previously reported under this Code; and

                    »  Transactions in REPORTABLE THIRD-PARTY ACCOUNTS to the
                       extent that account statements or confirmations containing such transactions have been received by the Code of Ethics
                       Manager within 30 days of the end of the calendar quarter in which such transactions took place.

                    »  Transactions in reportable brokerage accounts must be
                       included on the Quarterly Transaction Report.

          3.   Annual Holdings Report

               Each year all Portfolio, Investment, and Access Persons must submit an Annual Holdings Report and verify their brokerage accounts and mutual fund account numbers reported under this
               Code. The Annual Holdings Report must be submitted within 45 calendar days after December 31st of each year and the
               information submitted must be current as of a date no more than
               45 calendar days before the report is filed. These persons will be reminded by electronic mail of the dates and requirements for filing the report. The information submitted must be current as of a date not more than 45 calendar days before the report is filed and include the following:

               »  A list of all SECURITIES, other than certain CODE-EXEMPT
                  SECURITIES(8), that you own or in which you have a BENEFICIAL
                  OWNERSHIP interest. This listing must

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8  See Appendix 3 for a listing of CODE-EXEMPT SECURITIES that must be reported.

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                  include the name, number of shares, and principal amount of each covered security; and

               »  Investment and Portfolio Persons must also provide a list of all
                  REPORTABLE MUTUAL FUND holdings owned or in which they have a
                  BENEFICIAL OWNERSHIP interest. This list must include investments held directly through American Century, investments in any
                  SUBADVISED FUND, holdings in a REPORTABLE BROKERAGE ACCOUNT, and holdings in non-American Century retirement plans, unit
                  investment trusts, variable annuity, or similar accounts.

VI.  CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

     YES. The General Counsel or his or her designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

     A.   HOW TO REQUEST AN EXEMPTION

          E-mail a written request to "LG-PERSONAL SECURITY TRADES" (or
          "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM" if sending from outside American Century's Lotus Notes system) detailing your situation.

     B.   FACTORS CONSIDERED

          In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

          »  Your request addresses an undue personal hardship imposed on you by the Code of Ethics;

          »  Your situation is not contemplated by the Code of Ethics; and

          »  Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

     C.   EXEMPTION REPORTING

          All exemptions must be reported to the Boards of Directors of our Fund
          Clients at the next regular meeting following the initial grant of the exemption. Subsequent grants of an exemption of a type previously reported to the Boards may be effected without reporting. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors.

     D.   THIRTY-DAY DENIAL EXEMPTION ON SALES

          An exemption may be requested when a request to sell a security has been denied once a week over a 30-day timeframe. The covered person must be able to verify that they have periodically entered a request to sell a security in PTRA at least four times throughout the 30-day period. A written request must be e-mailed to "LG-PERSONAL SECURITY
          TRADES" to request the exemption. The General Counsel or his or her designee will review the request and determine if the exemption is warranted. If approval is granted, compliance will designate a short trading window during which the sale can take place.

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     E.   NON-VOLITIONAL TRANSACTION EXEMPTION

          Certain non-volitional purchase and sale transactions shall be exempt from the preclearance requirements of the Code. These transactions shall include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans. These purchase and sale transactions, however, shall not be exempt from the Quarterly Transaction Report and Annual
          Holdings Report provisions of the Code.

     F.   BLIND TRUST EXEMPTION

          An exemption from the preclearance and reporting requirements of the
          Code may be requested for SECURITIES that are held in a blind or quasi-blind trust arrangement. For the exemption to be available, you or a MEMBER OF YOUR IMMEDIATE FAMILY must not have authority to advise or direct SECURITIES transactions of the trust. The request will only be granted once the covered person and the trust's investment adviser certify that the covered person or MEMBERS OF THEIR IMMEDIATE FAMILY will not advise or direct transactions. American Century must receive statements at least quarterly for transactions within the trust.

VII. CONFIDENTIAL INFORMATION.

     All information about Clients' SECURITIES transactions and portfolio holdings is confidential. You must not disclose, except as required by the duties of your employment, actual or contemplated SECURITIES transactions, portfolio holdings, portfolio characteristics or other nonpublic information about Clients, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII. CONFLICTS OF INTEREST.

     You must receive prior written approval from the General Counsel or his or her designee, as appropriate, to do any of the following:

     »  Negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

     »  Enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; or

     »  Serve on the board of directors of, or act as consultant to, any publicly traded corporation.

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AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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IX.  WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

     If you violate the rules of the Code of Ethics, you may be subject to serious penalties. Violations of the Code and proposed sanctions are documented by the Code of Ethics Manager and submitted to the Code of
     Ethics Review Committee. The Committee consists of representatives of each
     INVESTMENT ADVISER and the Compliance and Legal Departments of American
     Century. The Committee is responsible for determining the materiality of a
     Code violation and appropriate sanctions.

     A.   MATERIALITY OF VIOLATION

          In determining the materiality of a violation, the Committee considers:

          »  Evidence of violation of law;

          »  Indicia of fraud, neglect, or indifference to Code provisions;

          »  Frequency of violations;

          »  Monetary value of the violation in question; and

          »  Level of influence of the violator.

     B.   PENALTY FACTORS

          In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:

          »  Extent of harm to client interests;

          »  Extent of unjust enrichment;

          »  Tenure and prior record of the violator;

          »  The degree to which there is a personal benefit from unique knowledge obtained through employment with American Century;

          »  The level of accurate, honest and timely cooperation from the covered person; and

          »  Any mitigating circumstances that may exist.

     C.   THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

          1.   First non-material violation

               a.   Warning (notice sent to manager); and

               b.   Attendance at Code of Ethics training session.

          2.   Second non-material violation within 12 months

               a.   Notice sent to manager; and

               b.   Suspension of trading privileges for up to 90 days.

          3.   Penalties for material or more frequent non-material violations will be determined based on the circumstances. These penalties could include, but are not limited to

               a.   Suspension of trading privileges;

               b.   Fine; and/or

                                                                         Page 13

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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               c.   Suspension or termination of employment.

          In addition, you may be required to surrender to American Century any profit realized from any transaction(s) in violation of this Code of
          Ethics.

X.   AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.

     American Century will prepare a quarterly report to the Board of Directors of each Fund Client of any material violation of this Code of Ethics.

                                                                         Page 14

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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APPENDIX 1:  DEFINITIONS

1.   "AUTOMATIC INVESTMENT PLAN"

     "Automatic investment plan" means a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

2.   "BENEFICIAL OWNERSHIP" OR "BENEFICIALLY OWNED"

     See "Appendix 2: What is Beneficial Ownership?".

3.   "CODE-EXEMPT SECURITY"

     A "code-exempt security" is a security in which you may invest without preclearing the transaction with American Century. The list of code-exempt securities appears in Appendix 3.

4.   "FEDERAL SECURITIES LAW"

     Federal securities law means the Securities Act of 1933, the Securities Act of 1934, the Sarbannes-Oxley Act of 2002, the Investment Company Act of
     1940, the Investment Advisers Act of 1940, Title V of the
     Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the
     Department of Treasury

5.   "INITIAL PUBLIC OFFERING"

     "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

6.   "INVESTMENT ADVISER"

     "Investment adviser" includes each investment adviser listed on Schedule A attached hereto.

7.   "MEMBER OF YOUR IMMEDIATE FAMILY"

     A "member of your immediate family" means any of the following

     »  Your spouse or domestic partner;

     »  Your minor children; or

     »  A relative who shares your home

                                                              Appendix 1--Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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     For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.

8.   "PRIVATE PLACEMENT"

     "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

9.   "REPORTABLE MUTUAL FUND"

     A "reportable mutual fund" includes any mutual fund issued by a Fund Client
     (as listed on Schedule A) and any SUBADVISED FUNDS (as listed on Schedule
     B).

10.  "SECURITY"

     A "security" includes a great number of different investment vehicles.
     However, for purposes of this Code of Ethics, "security" includes any of the following:

     »  Note,

     »  Stock,

     »  Treasury stock,

     »  Bond,

     »  Debenture,

     »  Exchange traded funds (ETFs) or similar securities,

     »  Shares of open-end mutual funds,

     »  Shares of closed-end mutual funds,

     »  Evidence of indebtedness,

     »  Certificate of interest or participation in any profit-sharing agreement,

     »  Collateral-trust certificate,

     »  Preorganization certificate or subscription,

     »  Transferable share,

     »  Investment contract,

     »  Voting-trust certificate,

     »  Certificate of deposit for a security,

     »  Fractional undivided interest in oil, gas or other mineral rights,

     »  Any put, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),

                                                              Appendix 1--Page 2

     »  Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency,

     »  In general, any interest or instrument commonly known as a "security,"
        or

     »  Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

11.  "SUBADVISED FUND"

     A "subadvised fund" means any mutual fund or portfolio listed on Schedule
     B.

12.  "SUPERVISED PERSON"

     A "supervised person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an INVESTMENT ADVISER, or other person who provides investment advice on behalf of an INVESTMENT ADVISER and is subject to the supervision and control of the INVESTMENT ADVISER.

                                                              Appendix 1--Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

A "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.

1.   ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY
     OWNED" BY ME?

     PROBABLY. As a general rule, you are regarded as the beneficial owner of
     SECURITIES held in the name of

     »  A MEMBER OF YOUR IMMEDIATE FAMILY OR

     »  Any other person IF:

          º  You obtain from such SECURITIES benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the SECURITIES held by your spouse, you are the beneficial owner; OR

          º  You can obtain title to the SECURITIES now or in the future.

2.   ARE SECURITIES HELD BY A COMPANY I OWN AN INTEREST IN ALSO "BENEFICIALLY
     OWNED" BY ME?

     PROBABLY NOT. Owning the SECURITIES of a company does not mean you
     "beneficially own" the SECURITIES that the company itself owns. HOWEVER, you will be deemed to "beneficially own" the SECURITIES owned by the company if:

     »  You directly or beneficially own a controlling interest in or otherwise control the company; OR

     »  The company is merely a medium through which you, MEMBERS OF YOUR IMMEDIATE
     FAMILY, or others in a small group invest or trade in SECURITIES and the company has no other substantial business.

3.   ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

     MAYBE. You are deemed to "beneficially own" SECURITIES held in trust if any of the following is true:

     »  You or a MEMBER OF YOUR IMMEDIATE FAMILY are a trustee or have a vested interest in the income or corpus of the trust OR

     »  You or a MEMBER OF YOUR IMMEDIATE FAMILY are a settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.

     A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or MEMBERS OR YOUR IMMEDIATE FAMILY do not have authority to advise or direct SECURITIES transactions of the trust.

                                                              Appendix 2--Page 1

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4.   ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?

     MAYBE. Beneficial ownership does not include indirect interest by any person in portfolio SECURITIES held by a pension or retirement plan holding
     SECURITIES of an issuer whose employees generally are the beneficiaries of the plan.

     However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio SECURITIES if you can withdraw and trade the SECURITIES without withdrawing from the plan or you can direct the trading of the SECURITIES within the plan (IRAs, 401ks, etc.).

5.   EXAMPLES OF BENEFICIAL OWNERSHIP

     a.   Securities Held by Family Members or Domestic Partners

     EXAMPLE 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's SECURITIES.

     EXAMPLE 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's SECURITIES.

     EXAMPLE 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from
     Margaret without being required to pay back funds with interest, if at all.
     Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of
     Margaret's estate.

     EXAMPLE 4: Bob and Nancy are engaged. The house they share is still in
     Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Nancy is the beneficial owner of Bob's SECURITIES.

     b.   Securities Held by a Company

     EXAMPLE 5: ABC Company is a holding company with five shareholders owning equal shares in the company. Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in SECURITIES.
     Stan is a shareholder of ABC Company. Stan has a beneficial interest in the
     SECURITIES owned by ABC Company's subsidiaries.

     EXAMPLE 6: XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company. As a part of its cash management function, XYZ Company invests in SECURITIES. Neither Stan nor any MEMBERS OF HIS IMMEDIATE FAMILY are employed by XYZ Company. Stan does not beneficially own the SECURITIES held by XYZ Company.

                                                              Appendix 2--Page s

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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     c.   Securities Held in Trust

     EXAMPLE 7: John is trustee of a trust created for his two minor children.
     When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of any SECURITIES owned by the trust.

     EXAMPLE 8: Jane placed SECURITIES held by her in a trust for the benefit of her church. Jane can revoke the trust during her lifetime. Jane is a beneficial owner of any SECURITIES owned by the trust.

     EXAMPLE 9: Jim is trustee of an irrevocable trust for his 21 year-old daughter (who does not share his home). The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jim is entitled to the corpus. Jim is a beneficial owner of any SECURITIES owned by the trust.

     EXAMPLE 10: Joan's father (who does not share her home) placed SECURITIES in an irrevocable trust for Joan's minor children. Neither Joan nor any
     MEMBER OF HER IMMEDIATE FAMILY is the trustee of the trust. Joan is a beneficial owner of the SECURITIES owned by the trust. She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust SECURITIES.

                                                              Appendix 2--Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a likelihood for abuse, some securities, defined as code-exempt securities, are exempt from the Code's preclearance requirements.
However, confirmations from your service providers are required in all cases
(except non- REPORTABLE MUTUAL FUNDS) and some code-exempt securities must be disclosed on your Quarterly Transactions, Initial and Annual Holdings Reports.

1.   CODE-EXEMPT SECURITIES NOT SUBJECT TO DISCLOSURE ON YOUR QUARTERLY
     TRANSACTIONS, INITIAL AND ANNUAL HOLDINGS REPORTS:

     »  Open-end mutual funds that are not considered REPORTABLE MUTUAL FUND;,

     »  REPORTABLE MUTUAL FUNDS (Access Persons only);

     »  REPORTABLE MUTUAL FUND shares purchased through an AUTOMATIC INVESTMENT
        PLAN (including reinvested dividends);

     »  Money market mutual funds;

     »  Bank Certificates of Deposit;

     »  U.S. government securities (Treasury notes, etc.);,

     »  Commercial paper;

     »  Bankers acceptances;

     »  High quality short-term debt instruments, including repurchase agreements.
        A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

2.   CODE-EXEMPT SECURITIES SUBJECT TO DISCLOSURE ON YOUR QUARTERLY
     TRANSACTIONS, INITIAL AND ANNUAL HOLDINGS REPORTS:

     »REPORTABLE MUTUAL FUND shares purchased other than through an AUTOMATIC
     INVESTMENT PLAN (Investment and Portfolio Persons only)

     »Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

     »Securities other than open-end mutual funds purchased through dividend reinvestment programs (only the re-investment of dividends in the security is exempt, NOT the sale or other purchases)

     »Commodity futures contracts for tangible goods (corn, soybeans, wheat, etc.) Futures contracts for financial instruments are NOT Code-exempt.

     »Futures contracts on the following:

          º  Standard & Poor's 500 Index; or

          º  Standard & Poor's 100 Index.

                                                              Appendix 3--Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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We may modify this list of securities at any time, please send an e-mail to
"LG-PERSONAL SECURITY TRADES" to request the most current list.

                                                              Appendix 3--Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
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APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS

                                                              Appendix 4--Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

After your request is entered into our mainframe system, it is then subjected to the following tests.

STEP 1: RESTRICTED SECURITY LIST

»  Is the security on the Restricted Security list?

IF "YES", the system will send a message to you to DENY the personal trade request.

IF "NO", then your request is subject to Step 2.

STEP 2: DE MINIMIS TRANSACTION TEST (THIS TEST DOES NOT APPLY TO THE TRADE
        REQUESTS OF PORTFOLIO AND INVESTMENT PERSONS.)

»  Is the security issuer's market capitalization greater than $1 billion?

»  Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

»  Does the security trade on a national securities exchange or market, such as the
   New York Stock Exchange (NYSE) or National Association of Securities Dealers
   Automated Quotation System (NASDAQ)?

IF THE ANSWER TO ALL OF THESE QUESTIONS IS "YES", the system will generate a message and send it to you approving your proposed transaction.

IF THE ANSWER TO ANY OF THESE QUESTIONS IS "NO", then your request is subject to
Step 3.

STEP 3: OPEN ORDER TEST

»  Is there an open order for that security for any Client?

IF "YES", the system will send a message to you to DENY the personal trade request.

IF "NO", then your request is subject to Step 4.

STEP 4: FOLLOW LIST TEST

»  Does any account or Fund own the security?

»  Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

IF THE ANSWER TO BOTH OF THESE QUESTIONS IS "NO", the system will send a message to you to APPROVE your proposed transaction.

IF THE ANSWER TO EITHER OF THESE QUESTIONS IS "YES", then your request is subject to Step 5.

STEP 5: PRESENT INTENTIONS TEST

The system sends a message to our equity trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative will review the request for recent activity in the security. The trading desk representative may deny the request based on recent trading activity. If not denied, the trading desk will contact a representative from each of the portfolio management teams that have the security on their follow list or own the security. The

                                                              Appendix 4--Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

portfolio teams will be asked if they intend to buy or sell the security within the next five (5) business days.

IF ALL OF THE PORTFOLIO MANAGEMENT TEAMS RESPOND "NO", your request will be
APPROVED.

If ANY OF THE PORTFOLIO MANAGEMENT TEAMS RESPOND "YES", your request will be
DENIED.

STEP 6: CHIEF INVESTMENT OFFICER REQUESTS

The General Counsel or his/her designee must approve any preclearance request by
ACIM's Chief Investment Officer before an APPROVAL message is generated.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF
AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

                                                              Appendix 4--Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

--------------------------------------------------------------------------------
     Investment Advisor                                Most Recent Approval Date
--------------------------------------------------------------------------------
     American Century Investment Management, Inc.                January 1, 2005
     American Century Global Investment Management, Inc.         January 1, 2005

--------------------------------------------------------------------------------
     Principal Underwriter                             Most Recent Approval Date
--------------------------------------------------------------------------------
     American Century Investment Services, Inc.                  January 1, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Fund Clients                                    Most Recent Approval Date
--------------------------------------------------------------------------------
     American Century Asset Allocation Portfolios, Inc.        November 16, 2004
--------------------------------------------------------------------------------
     American Century California Tax-Free and Municipal   Funds December 9, 2004
     American Century Capital Portfolios, Inc.                 November 16, 2004
     American Century Government Income Trust                   December 9, 2004
     American Century Growth Funds, Inc.                        January 25, 2006
     American Century International Bond Funds                  December 9, 2004
     American Century Investment Trust                          December 9, 2004
     American Century Municipal Trust                           December 9, 2004
     American Century Mutual Funds, Inc.                       November 16, 2004
     American Century Quantitative Equity Funds, Inc.           December 9, 2004
     American Century Strategic Asset Allocations, Inc.        November 16, 2004
     American Century Target Maturities Trust                   December 9, 2004
     American Century Variable Portfolios, Inc.                November 16, 2004
     American Century Variable Portfolios II, Inc.              December 9, 2004
     American Century World Mutual Funds, Inc.                 November 16, 2004
--------------------------------------------------------------------------------

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS
--------------------------------------------------------------------------------

                                   SCHEDULE B

     The Code of Ethics to which this Schedule is attached applies to the following funds which are subadvised by an INVESTMENT ADVISER. This list of affiliated funds will be updated on a regular basis:

     ---------------------------------------------------------------------------
     AEGON/Transamerica American Century International
     AEGON/Transamerica American Century Large Company Value
     AST American Century Income & Growth Portfolio
     AST American Century Strategic Balanced Portfolio
     AXP Partners RiverSource Aggressive Growth Fund
     AXP Partners RiverSource International Aggressive Growth Fund
     AXP Partners RiverSource Small Cap Equity Fund
     GVIT (Gartmore Variable Insurance Trust) Small Company Fund
     ING American Century Large Company Value Portfolio
     ING American Century Select Portfolio
     ING American Century Small-Mid Cap Value Portfolio
     John Hancock Funds II Small Company Fund
     John Hancock Funds II Vista Fund
     John Hancock Trust Small Company Trust
     John Hancock Trust Vista Trust
     Mainstay VP American Century Income & Growth Portfolio
     MML Income & Growth Fund
     MML Mid Cap Value Fund
     Principal Investors Partners LargeCap Growth Fund II
     Principal Partners LargeCap Value Fund II
     Principal Variable Contracts Equity Value Account
     Schwab Capital Trust Laudus International MarketMasters Fund
     Strategic Partners Balanced Fund
     TransAmerica IDEX American Century International
     TransAmerica IDEX American Century Large Company Value
     VALIC Company Income & Growth Fund
     VALIC Company International Growth I Fund
     VALIC Company Small Cap Fund
     VALIC Company Ultra Fund
     JPMorgan Fleming Investment Funds - Global ex-US Small Cap Fund
     SEI Trust Company International Growth Commingled Fund A
     Learning Quest 529 Education Savings Program
     ---------------------------------------------------------------------------

                                                              Appendix 4--Page 5